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                                                                   EXHIBIT 11.1
                       Baker, Donelson, Bearman & Caldwell
                           A Professional Corporation
                          2000 First Tennessee Building
                               165 Madison Avenue
                               Memphis, Tennessee


                                  May 19, 1997

Board of Directors
Volunteer Bancorp, Inc.
119 S. Depot Street
Rogersville, Tennessee  37857

RE:  REGISTRATION STATEMENT ON FORM SB-1

Gentlemen:

         We have acted as counsel to Volunteer Bancorp, Inc., a Tennessee corporation ("Volunteer") in connection with the registration of 250,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of Volunteer to be issued in a public offering. Volunteer has filed a Registration Statement on Form SB-1 pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

         We have acted as counsel for Volunteer in connection with the proposed offering and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

         1. The Registration Statement, the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

         2. A copy of the Charter of Volunteer be certified by the Tennessee Secretary of State;

         3.      A copy of the bylaws of Volunteer;

         4.      The minute book of Volunteer; and

         5.      The stock register of Volunteer.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion is subject to the following qualifications and limitations:

         i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles
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                 limiting the availability of equitable remedies on the
                 enforceability of contracts, agreements and instruments.

         ii. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than the law of the State of Tennessee and the federal law of the United States.

         iii. The opinions set forth herein are expressed as of the date hereof and, except during the time prior to the effectiveness of the Registration Statement filed with the Securities and Exchange Commission, we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

         This opinion is furnished by us solely for your benefit and for the benefit of those persons who purchase shares of Common Stock in the offering and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part by any person without our prior written consent.

         We consent to the reference of our firm name under the caption LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                               BAKER, DONELSON, BEARMAN & CALDWELL


                               By:     Linda M. Crouch